Exhibit 16.1

Lazar Levine & Felix LLP
350 Fifth Avenue, 68th Floor
New York, NY 10118
212.763.1900

July 7, 2006

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Morlex, Inc.

Ladies and Gentlemen:

We have read the statements made by Morlex, Inc. in Item 4.01(a) of the accompanying Form 8-K (Commission file number 0-30144), which is being filed with the U.S. Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ Lazar Levine & Felix LLP

Lazar Levine & Felix LLP
Certified Public Accountants & Business Consultants